UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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MDU COMMUNICATIONS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MDU COMMUNICATIONS INTERNATIONAL, INC.
60-D Commerce Way
Totowa, New Jersey 07512
Tel: (973) 237-9499
Fax: (973) 237-9243

May 5, 2006

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of MDU Communications International, Inc. to be held at 10:00 a.m. (EST) on Thursday, June 1, 2006, at 60-D Commerce Way, Totowa, New Jersey 07512.

In addition to the items set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, we will report on current activities and will provide you with an opportunity to discuss matters of interest to you as a stockholder.

We sincerely hope that you will be able to attend our Annual Meeting. However, whether or not you plan to attend, please sign, date, and promptly return the enclosed proxy to us to ensure that your shares are represented.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in MDU Communications International, Inc.

Sincerely,
Sheldon Nelson Chairman of the Board and Chief Executive Officer

MDU COMMUNICATIONS INTERNATIONAL, INC.
60-D Commerce Way
Totowa, New Jersey 07512

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The Annual Meeting of Stockholders of MDU Communications International, Inc. (the "Company") will be held at 10:00 a.m. (EST) on Thursday, June 1, 2006, at 60-D Commerce Way in Totowa, New Jersey for the following purposes:

1.	To elect two directors each to a one-year term, one director to a two-year term and one director to a three-year term;

2.	To ratify the selection of JH Cohn LLP as the Company's independent public accountants;

3.	To extend the term of the Company's 2001 Employee Stock Purchase Plan for an additional five years; and

4.	To transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on April 6, 2006 are entitled to notice of, and to vote at, the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,
Totowa, New Jersey May 5, 2006	Bradley D. Holmstrom Corporate Secretary

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

MDU COMMUNICATIONS INTERNATIONAL, INC.
60-D Commerce Way
Totowa, New Jersey 07512

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MDU Communications International, Inc. to be voted at our 2006 Annual Meeting of Stockholders to be held at 10:00 a.m. (EST) on Thursday, June 1, 2006. Stockholders who sign proxies may revoke them at any time before their exercise by delivering a written revocation to our Corporate Secretary, by submission of a proxy with a later date, or by voting in person at the meeting. A written revocation may be delivered by facsimile at (973) 237-9243. These proxy materials are being mailed to our stockholders on or about May 5, 2006.

A copy of our Annual Report for the fiscal year ended September 30, 2005 is being mailed concurrently herewith to all stockholders of record at the close of business on April 6, 2006. The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting.

VOTING SECURITIES

Only stockholders of record at the close of business on April 6, 2006 are entitled to vote at the Annual Meeting. The total number of shares of common stock that were issued, outstanding and entitled to be voted on the record date was 50,201,771 shares. Each share of common stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. A majority of those shares shall constitute a quorum, which is necessary for the transaction of business at the Annual Meeting. In accordance with applicable law, the election of directors shall be by a plurality of the votes cast and the approval of all other proposals shall be by a majority of the votes cast. Shares which abstain from voting as to these matters, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to these matters ("broker non-votes"), will be counted for the purpose of establishing the presence or absence of a quorum. Such votes will not affect the election of directors or approval of other matters.

SOLICITATION

We will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names. We will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to the owners. In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

MDU Communications International, Inc.
Attn: Corporate Secretary
60-D Commerce Way
Totowa, New Jersey 07512
Tel: (973) 237-9499
Fax: (973) 237-9243

Stockholders may also address future requests for separate delivery of proxy statements and/or annual reports by contacting us at the address listed above.

PROPOSAL 1:
ELECTION OF DIRECTORS

The Board of Directors is divided into three classes serving staggered three-year terms. For this proposal, we are planning to elect four directors; the first class consists of two directors to each serve a term of one year, the second class consists of one director to serve a term of two years, and the third class consists of one director to serve a term of three years. Each director will hold office until the first meeting of stockholders immediately following expiration of his or her term of office and until their successor is elected and qualified or until a director's earlier resignation or removal.

J.E. “Ted” Boyle and Douglas Hooper's terms as a Board members expire as of this Annual Meeting. Both Board members have expressed an interest in each serving one additional year. Mr. Boyle and Mr. Hooper will each be elected to one year terms expiring in 2007.

Stephen Cox and Carolyn Howard were appointed to the Board in July of 2005. This is the first Annual Meeting since their appointment. Mr. Cox will be elected to a two year term expiring in 2008. Ms. Howard will be elected to a three year term expiring in 2009.

Sheldon Nelson's term as a Board member does not expire until 2007. He will not stand for re-election until the next Annual Meeting.

Information About Directors. The names of the current Directors and the year in which each first became a director of the Company, their principal occupations and certain other information are as follows:

Terms Expiring 2007

Douglas G. Hooper, 45, joined the Board of Directors in May 2000. He is currently Executive Chair of Canadian Bioenergy Corporation, a privately owned biodiesel business. Mr. Hooper has also served, from 1997 to present, in many capacities as an acquisitions and finance consultant, with extensive experience as a venture capitalist and mergers and acquisition specialist in the mineral exploration, industrial processing and software industries. He was President and CEO of Sand River Resources Ltd. from 1995 to 1997. Mr. Hooper was a founder and President of TelSoft Mobile Data Inc. from 1992 to 1995, now Mobile Data Solutions, Inc., a wireless communications software company. In that position, he developed and implemented corporate strategy and was responsible for raising capital, strategic alliances and mergers and acquisitions.

John Edward "Ted" Boyle, 58, joined the Board of Directors in May of 2000. He is currently the Vice-President of Corporate Development of Cable Bahamas, in Nassau. From 2002 to 2004 he was President of the cable division of 180 Connect Inc., North America's largest cable and satellite installation and service contractor. From 1998 to 2001 he was the President and CEO of Multivision (Pvt.) Ltd., the cable television provider for Sri Lanka. From 1996 -1997, Mr. Boyle was the President and CEO of PowerTel TV, a Toronto based digital wireless cable company. As founding President and CEO of ExpressVu Inc. (1994 -1996), Mr. Boyle was responsible for taking Canada's first Direct-to-Home satellite service from inception to launch. Prior to 1994, Mr. Boyle held executive positions with Tee-Comm Electronics, Regional Cablesystems and Canadian Satellite Communications (Cancom). As the founding officer of Regional Cablesystems at Cancom, and later as Vice-President of Market Development at Regional, he led the licensing and construction or acquisition of over 1000 Canadian and American cable systems.

Sheldon B. Nelson, 44, has served as Chief Executive Officer and Chairman of the Board of the Company since November 1998. From 1983 to 1998 he was President of 4-12 Electronics Corporation, a provider of products and services to the Canadian satellite, cable, broadcasting and SMATV industries. In addition to his day-to-day responsibilities during his tenure at 4-12 Electronics, Mr. Nelson developed that company into one of Canada’s largest private cable system operators. Mr. Nelson is a 1983 graduate of Gonzaga University in Spokane, Washington where he graduated from the School of Business Administration, Magna cum Laude, and was the recipient of the School of Business Administrations’ Award of Excellence.

Term Expiring in 2008

Steve J. Cox, 44, accepted appointment to the Board of Directors in July 2005. He was most recently executive vice president of Sales, Distribution and Business Development for DIRECTV, Inc. In this position, he was responsible for overseeing all elements of DIRECTV’s sales and distribution strategy, including management of national and regional consumer electronics retailers, telephony partners, independent accounts and internal sales; execution of new sales programs; management of commercial and multi-dwelling unit (MDU) sales programs; and sales operations and support. Prior to overseeing the Sales and Distribution Division, Mr. Cox served as executive vice president of DIRECTV Global Digital Media and as senior vice president of New Ventures, where he was responsible for structuring and negotiating DIRECTV’s strategic partnerships, acquisitions and investments, as well as developing new business opportunities. Mr. Cox joined DIRECTV in 1995 as vice president, Business Affairs and General Counsel, from his previous post as corporate counsel for Science Applications International Corporation (SAIC). His primary responsibilities at SAIC included acquisitions and divestitures, strategic alliances and joint ventures.

Term Expiring in 2009

Carolyn C. Howard, 42, accepted appointment to the Board of Directors in July 2005 and is serving on the Company’s Audit Committee as the independent financial expert. Ms. Howard has been employed by Howard Interests since 1987, a venture capital firm, of which she is a co-founder and manager. Prior to that, Ms. Howard owned and managed a personnel and staffing firm and held a position in banking with a focus on Fannie Mae/Freddie Mac lending. Additionally, she has held positions with securities firms trading and covering institutional accounts. In 1992 through 1997, she acted as CEO and COO of one of New Hampshire’s largest food service and bottled water companies. In 1997, she sold the company to Vermont Pure Springs, Inc., a publicly traded company. Ms. Howard also sits on the board and chairs the audit committee of Video Display Corporation, (VIDE) a publicly traded company. In February 2005, she was named Treasurer to the Jaffrey Gilmore Foundation, a New Hampshire non-profit organization for the arts.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MS. HOWARD AND MESSRS. BOYLE, HOOPER AND COX TO THE BOARD OF DIRECTORS.

BOARD OF DIRECTORS AND COMMITTEES

Audit Committee.     Current members of the Audit Committee are Mr. Hooper, Mr. Boyle and Ms. Howard. Ms. Howard qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission. All members of the Audit Committee are "independent” as defined by Rule 4200 of the National Association of Securities Dealers. The Board of Directors has adopted a charter to govern the Audit Committee. The Audit Committee met four times during the fiscal year ended September 30, 2005, for approval and filing of the Company's reports and other matters.

Compensation Committee.     Current members of the Compensation Committee are Mr. Hooper and Mr. Boyle. The function of the Compensation Committee is to consider and propose executive compensation policies and submit reports to the Board of Directors recommending compensation to the Company's executive officers. It also administers the Stock Option Plan and the Employee Stock Purchase Plan. The Compensation Committee met once during the fiscal year ended September 30, 2005. Neither Mr. Hooper nor Mr. Boyle is or has been an officer or employee of the Company or any of its subsidiaries. In addition, there are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and directors who serve as executive officers of such entities. The Board of Directors has adopted a charter to govern the Compensation Committee.

Corporate Governance and Nominating Committee. Current members of the Corporate Governance and Nominating Committee are Mr. Cox and Mr. Nelson. The Corporate Governance and Nominating Committee has the responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board of Directors has adopted a charter to govern the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met once during the fiscal year ended September 30, 2005.

Communications with Directors.     You may communicate with our directors, individually or as a group, by contacting our corporate secretary or the presiding director. The contact information is maintained on the Investor page of our website at www.mduc.com. The current contact information is as follows:

MDU Communications International, Inc.
Attn: Corporate Secretary
60-D Commerce Way
Totowa, New Jersey 07512
Tel: (973) 237-9499
Fax: (973) 237-9243

All such communications will be forwarded to the relevant director(s) except for solicitations or other matters not related to our Company.

Director Attendance at Meetings and Annual Meeting of Stockholders.     We have a policy regarding Board member attendance at regular meetings and our Annual Meeting of Stockholders. All Board members are expected to attend our Annual Meeting of Stockholders and to attend 75% of all regular board and committee meetings. All of the then-current board members attended the last Annual Meeting of Stockholders. During the fiscal year ended September 30, 2005, there were four meetings of the Board of Directors. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees on which the director served.

Nomination of Directors.     Our Board has a Corporate Governance and Nominating Committee (“Governance Committee”) and has adopted a charter of corporate governance principles. Current members of the Governance Committee are Mr. Cox and Mr. Nelson. Mr. Huguez retired from the Board and the Governance Committee in July of 2005.

The Governance Committee serves as the Nominating Committee and such responsibility is captured in its charter. The Governance Committee is responsible for identifying and recommending candidates to fill vacancies on the Board as such vacancies occur, as well as the slate of nominees for election as directors by the stockholders at each annual meeting of stockholders. The Governance Committee is responsible for reviewing annually and making recommendations to the Board as to whether each non-management director is independent as defined by Rule 4200 of the National Association of Securities Dealers and otherwise qualified in accordance with applicable law or regulation. The Governance Committee also reviews the continuing qualifications of incumbent directors, including any changes to a director's primary activity. The Governance Committee evaluates annually the performance of the Governance Committee and the Board as a whole, ensuring we have the best management processes in place to run the Company legally, ethically and successfully in order to increase the value of all assets.

Consideration of nominees.     The Governance Committee considers the appropriate balance of experience, skills and characteristics that best suits our needs and the needs of our stockholders when considering nominees. The Governance Committee has not developed a long-term Board succession plan to ensure that the appropriate balance is maintained. The Governance Committee is committed to nominating candidates that are independent as defined by Rule 4200 of the National Association of Securities Dealers. The Governance Committee also seeks to ensure that the Company retains and maintains a qualified "audit committee financial expert" under the SEC's rules.

Qualifications of nominees.     The Governance Committee seeks director candidates with the following qualifications:

•
an understanding of business and financial affairs and the complexities of a business organization. Although a career in business is not essential, the nominee should have a proven record of competence and accomplishments through leadership in industry, education, the professions or government and should be willing to maintain a committed relationship with the Company as a director;

•	a genuine interest in representing all of the stockholders and the interest of the Company overall;

•	a willingness and ability to spend the necessary time to function effectively as a director;

•	an open-minded approach to matters and the resolve to make up their own minds on matters presented for consideration;

•	a reputation for honesty and integrity beyond question; and

•	independence as defined by Rule 4200 of the National Association of Securities Dealers and qualifications otherwise required in accordance with applicable law or regulation.

Stockholder nominations.     The Governance Committee generally does not, at this time, consider written recommendations from stockholders for director nominations.

Identification and evaluation of nominees.     The Governance Committee identifies candidates who meet the qualifications for selection as a nominee and possess the specific experience, skills and characteristics being sought based on input from board members and others. In evaluating director candidates, regardless of the source of the nomination, the Governance Committee will consider; the current composition of the Board as a whole; the requisite characteristics of each candidate; and the performance and continued tenure of incumbent board members.

Affirmative Determination Regarding Director Independence and Financial Expert. The Board has determined that each of the following directors is an independent director under the NASD and Nasdaq rules; Doug Hooper, J.E. “Ted” Boyle, Steve Cox and Carolyn Howard. The Board has also determined that Carolyn Howard meets the qualifications of an audit committee financial expert.

Compensation of Directors

Cash. Each director who is not an employee or full time consultant of the Company is paid $1,000 per month and an attendance fee of $1,000 per meeting, plus out-of-pocket expenses for each Board or committee meeting attended. Ms. Howard also receives an additional $3,000 per year for her work as the financial expert on the Company’s Audit Committee.

Options. In 2000, Messrs. Boyle and Hooper each received a five-year options to purchase 100,000 shares of common stock as compensation for two years of Board service. These options were at an exercise price of $0.33 per share and have been exercised.  In 2004, Messrs. Boyle and Hooper each received additional five-year, fully-vested options to purchase 100,000 shares of common stock as additional compensation for two additional years of Board service. These options are at an exercise price of $1.28 per share.  In 2003, Edward Huguez, who retired from the Board in July 2005, was granted a five-year option to purchase 100,000 shares of common stock as additional compensation for two years of Board service. These options are currently priced at $0.65 per share. In the fiscal year ending September 30, 2005, Mr. Cox and Ms. Howard have each been granted a five-year, partially-vested option to purchase 100,000 shares of common stock as additional compensation for two years of Board service. These options are priced at $1.83 per share.

The table below sets forth, for each non-employee director, the amount of cash compensation paid and the number of stock options received for his or her service during fiscal 2005.

		Stock Options (1)
			Exercise
Non-Employee Director	Cash ($)	Number	Price ($)	Grant Date
Doug Hooper	13,000	-
J.E. “Ted” Boyle	13,000	-
Ed Huguez (1)	12,000	-
Steve Cox	2,000	100,000	1.83	7/21/05
Carolyn Howard	5,000	100,000	1.83	7/21/05

(1)	Mr. Huguez retired from the Board of Directors in July 2005.

Audit Committee Report:

The primary focus of the Audit Committee is to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (2) review and appraise the audit efforts of the Company's independent accountants; (3) evaluate the Company's quarterly financial performance as well as its compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies and business practices; and (5) provide an open avenue of communication among the independent accountants, financial and senior management, counsel and the Board of Directors.

J.E. “Ted” Boyle is Chair of the Audit Committee and other members include Doug Hooper and Carolyn Howard. Each of Ms. Howard and Messrs. Hooper and Boyle meet the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership. Ms. Howard meets Nasdaq’s financial knowledge and sophistication requirements and has been determined by the Board of Directors to be an “audit committee financial expert” under Sarbanes-Oxley regulations. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2005 with the Company's management. The Audit Committee has discussed with J.H. Cohn LLP, the Company's independent public accountants, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from J.H. Cohn LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of J.H. Cohn LLP with that firm. Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 for filing with the Securities and Exchange Commission.

Respectfully submitted, J.E. “Ted” Boyle (Chair) Douglas Hooper Carolyn Howard

Corporate Governance and Nominating Committee Report:

During most of fiscal 2005, Messrs. Nelson and Huguez served on the Corporate Governance and Nominating Committee, with Mr. Huguez serving as Chair. In July, Mr. Cox replaced Mr. Huguez on the Committee and as Chair. Mr. Huguez and Mr. Cox have been affirmatively determined by the Board of Directors to be “independent directors.”

The Corporate Governance and Nominating Committee is responsible for developing and implementing policies and procedures that are intended to constitute and organize appropriately the Board of Directors to meet its fiduciary obligations to the Company and its shareholders on an ongoing basis. Among its specific duties, the Committee makes recommendations to the Board of Directors about the Company’s corporate governance processes, assists in identifying and recruiting candidates for the Board, makes recommendations to the Board regarding the membership and chairs of the Board’s committees, oversees the annual evaluation of the effectiveness of the organization of the Board and of each of its committees, periodically reviews the type and amount of Board compensation for Independent Directors, makes recommendations to the full Board regarding such compensation and reviews its charter at least annually to assess whether updates or revisions are appropriate.

In fiscal 2005, the Corporate Governance and Nominating Committee identified and nominated two new Independent Directors to the Board, Steve Cox and Carolyn Howard.

Respectfully submitted, Steve Cox (Chair) Sheldon Nelson

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information with respect to beneficial ownership of our outstanding common stock (only outstanding voting security) as of January 1, 2006 by each person or group known to the Company to be the beneficial owner of more than 5% of the Company’s common stock based upon Forms SC 13G and Forms SC 13G/A filed with the Securities and Exchange Commission:

Name and Address of Beneficial Owner of Common Stock	Amount and Nature of Beneficial Ownership	Percent of Class
Capital Group International, Inc. and Capital Guardian Trust Co. 11100 Santa Monica Blvd., Los Angeles, CA 90025	5,559,390	11.2%
SC Fundamental, et al. 747 Third Ave., New York, NY 10017	2,863,000	5.7%
Fuller & Thaler, et al. 411 Borel Ave., Suite 402, San Mateo, CA 94402	2,842,367	5.7%

The following table sets forth information with respect to beneficial ownership of our outstanding common stock (only outstanding voting security) as of January 1, 2006, including; (i) each executive officer named in the Summary Compensation Table (except Mr. Silvers and Mr. Nassau who do not currently own any shares of the Company’s common stock); (ii) each of the Company’s directors; and (iii) all of the Company’s executive officers and directors as a group:

Name and of Beneficial Owner of Common Stock	Amount and Nature of Beneficial Ownership	Percent of Class
Sheldon B. Nelson [1]	1,712,866	3.0
Tom Tracey [2]	41,667	*
Patrick Cunningham [3]	455,862	1.0
Brad Holmstrom [4]	342,841	1.0
Michael Stanway [5]	122,013	*
Carmen Ragusa, Jr. [2]	58,334	*
J.E. (Ted) Boyle [6]	150,000	*
Douglas Hooper [7]	150,000	*
Steve Cox [2]	50,000	*
Carolyn Howard [8]	150,200	*
All executive officers and directors as group (10 persons)	3,233,283	6.3 [9]

* less than 1%

(1)
Includes 971,016 shares held of record by 55,930 BC Ltd., a British Columbia corporation wholly owned by the Sheldon Nelson Family Trust whose trustees are Sheldon Nelson and his sister, Nicole Nelson, 566,850 held personally and 175,000 shares subject to options exercisable within 60 days.

(2)	Includes only exercisable options, within the next sixty days, to purchase shares of common stock.
(3)	Includes 234,979 shares of common stock and 220,883 exercisable options, within the next sixty days, to purchase shares of common stock.
(4)	Includes 82,425 shares of common stock and 260,416 exercisable options, within the next sixty days, to purchase shares of common stock.
(5)	Includes 54,819 shares of common stock and 145,000 exercisable options, within the next sixty days, to purchase shares of common stock.
(6)	Includes 50,000 shares of common stock and 100,000 exercisable options, within the next sixty days, purchase shares of common stock.
(7)	Includes 50,000 shares of common stock and 100,000 exercisable options, within the next sixty days, to purchase shares of common stock.
(8)	Includes 100,200 shares of common stock and 50,000 exercisable options, within the next sixty days, to purchase shares of common stock.
(9)	Based on 51,014,222 outstanding shares and above mentioned options.

EXECUTIVE COMPENSATION

Compensation Committee Report:

The Compensation Committee establishes and administers the compensation and benefits of the Company’s Chief Executive Officer and, in consultation with the Chief Executive Officer, oversees the compensation and benefits of the executive officers and certain other key employees of the Company. In addition, the Committee reviews from time to time the Company’s compensation structure, long-range plans for executive compensation and approves the quantitative and qualitative goals recommended by the Chief Executive Officer for performance or bonus compensation of other officers.

The Compensation Committee is currently made up of two independent directors, Mr. Hooper and Mr. Boyle. The Committee is responsible for reviewing and approving all aspects of compensation (defined as base salaries, bonuses and long-term incentives). In meeting this responsibility, the Committee's policy is to ensure that senior executive compensation complies with all applicable rules and regulations, is appropriately competitive in the attraction and retention of talented leaders, and is linked closely to individual performance, Company performance and increases in stockholder value. In addition, the Committee considers the compensation of all levels of employees within the Company in order to provide appropriate context for making compensation decisions at the senior executive levels. The Committee has the authority to retain an independent compensation consultant to provide data, analysis and counsel as necessary. The Committee monitors the performance of the Chief Executive Officer and other senior executives throughout the year, and has final responsibility for determining their compensation levels.

The Committee’s charter provides greater detail on its responsibilities and is reviewed annually. The Committee meets at scheduled times during the year, including from time to time in executive session. Following each Committee meeting, the Chair of the Committee reports to the full Board of Directors.

Executive Compensation Policy

The Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. To that end, it is the view of the Committee that the compensation packages for executive officers should consist of three principal components:

•	annual base salary;

•	annual incentive bonus, the amount of which is dependent on both Company and individual performance during the prior fiscal year; and

•
long-term incentive compensation, currently delivered in the form of stock options and/or bonus grants from the Employee Stock Purchase Plan that are designed to align executive officers’ interests with those of stockholders by rewarding outstanding performance and providing long-term incentives.

Base Salary

The Committee consulted with the Chief Executive Officer regarding the salaries of other executive officers of the Company, taking into consideration the Committee members’ own business experience and the Chief Executive Officer’s recommendation as to compensation for each of the officers. The Committee based its advice regarding the compensation of such officers on a number of qualitative and quantitative factors including the Company’s performance during the last fiscal year and rates of compensation for similar public and private companies. Specifically, the Committee considered: (i) overall financial, strategic and operational Company performance; (ii) individual performance; (iii) market data; and (iv) certain additional factors within the Committee’s discretion. These factors were not independently assigned specific weights. Based on the foregoing, the Committee determined the annual salary of the Chief Executive Officer and approved the annual salaries of certain executive officers in 2005.

Annual Incentive Bonus

A key portion of an executive officer’s variable pay is the Company’s bonus plan. The bonus plan rewards executive officers by awarding as a cash or stock (or combination of both) bonus a percentage of the executive’s base salary. The bonus is variable and is based upon the Company’s operating success for the year and individual performance compared against specific goals, among other things. Bonuses range from 15% to 25% of the executive’s base salary depending on the level of the executive. After review and discussion with the Chief Executive Officer, the Committee approved his recommendations to the Board of Directors on the payment of bonuses to the executive officers for 2005 performance in the approximate range of 5% of base salary.

Long-Term Incentive Compensation

Long-term performance-based compensation of executive officers takes the form of stock option awards from the 2001 Stock Option Plan and stock awards from the Employee Stock Purchase Plan. The Committee continues to believe in the importance of equity ownership for all executive officers and certain management for purposes of incentive, retention and alignment with stockholders.

In determining the size of stock option and stock grants to executive officers, the Committee bases its recommendations on such considerations as the value of total direct compensation for comparable positions, Company and individual performance against the strategic plan for the prior fiscal year, the number and value of stock options previously granted to the executive officer, the allocation of overall share usage attributed to executive officers and the relative proportion of long-term incentives within the total compensation mix. The Committee made grants of stock and options during Fiscal 2005.

Compensation of Chief Executive Officer

The Committee’s general approach to the chief executive officer’s compensation is designed to make sure that the Company is compensating him at a level necessary to retain his services and encourage top performance, but without exceeding the level of compensation of comparably qualified individuals at similarly situated companies.

Base Salary. In fiscal 2005, Mr. Nelson’s annualized base salary, which was determined in accordance with the factors described above for all executive officers, was $250,000.

Annual Incentive Bonus. Mr. Nelson’s Annual Incentive Bonus targets up to 100% of his base salary, for achievement of the objective performance goal such as (i) maintaining certain performance objectives under the DIRECTV agreement, (ii) reaching certain subscriber growth levels, (iii) and achieving certain financial objectives regarding EBITDA. Under the terms of the bonus plan, Mr. Nelson earned a bonus of $37,500 for fiscal 2005 based on the achievement of the objective performance goals.

Long-Term Incentive Compensation. On February 1, 2005, Mr. Nelson was granted stock options to purchase 600,000 shares of Common Stock at an exercise price of $3.01 per share.

Respectfully submitted, Douglas Hooper (Chair) J.E. “Ted” Boyle

The following table sets forth certain information as of September 30, 2005, regarding compensation paid during each of the Company’s last three fiscal years to our chief executive officer and other executive officers whose total annual salary and bonuses exceeded $100,000 (the “named executive officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Comp[2]	Securities Underlying Options (shares, cumulative) [3]
Sheldon B. Nelson,	2005	$269,743	$200,000	$-0-	1,400,000
Chief Executive Officer	2004	$200,000	$30,000	$-0-	800,000
	2003	$192,000	$50,000	$-0-	800,000

Tom Tracey,	2005	$82,212 [1]	$35,000	$2,306	500,000
Chief Operating Officer, Pres.

Patrick Cunningham,	2005	$173,070	$45,706	$2,000	450,000
VP of Sales and Business Dev.	2004	$160,000	$6,000	$6,000	350,000
	2003	$160,000	$-0-	$6,000	300,000

Bradley Holmstrom,	2005	$157,744	$63,907	$-0-	425,000
General Counsel	2004	$138,900	$10,000	$1,500	325,000
	2003	$109,250	$-0-	$5,750	250,000

Michael Stanway,	2005	$110,609	$7,875	$-0-	225,000
VP of Product Engineering	2004	$105,600	$-0-	$-0-	225,000

Carmen Ragusa, Jr.,	2005	$145,006	$10,000	-0-	200,000
VP of Finance and Admin.	2004	$54,034 [1]	$-0-	-0-	100,000

John Silvers,	2005	$32,307 [1]	$-0-	$1,385 [2]	-0-
VP of Field Operations

Joe Nassau,	2005	$37,692 [1]	$-0-	$-0-	-0-
VP of Subscriber Operations

(1)	Partial year salary.
(2)	Auto allowance.
(3)	Includes total options granted since commencement of employment, not reduced by exercise.

The following table sets forth certain information as of September 30, 2005, regarding grants of quarterly vesting stock options made during the fiscal year ended September 30, 2005 to named executive officers:

STOCK OPTIONS GRANT TABLE

Executive Officer	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date
Sheldon B. Nelson,	600,000	30%	$3.01	2/1/2010
Chief Executive Officer

Tom Tracey,	500,000	25%	$2.01	5/5/2010
Chief Operating Officer, Pres.

Patrick Cunningham,	100,000	5%	$2.83	2/24/2010
VP of Sales and Business Dev.

Bradley Holmstrom,	100,000	5%	$2.83	2/24/2010
General Counsel

Carmen Ragusa, Jr.,	100,000	5%	$2.83	2/24/2010
VP of Finance and Admin.

The following table sets forth certain information as of September 30, 2005, regarding the exercise of stock options made during the fiscal year and the valuation of unexercised stock options at September 30, 2005 to named executive officers:

AGGREGATED OPTION EXERCISES
IN FISCAL YEAR ENDED SEPTEMBER 30, 2005 AND YEAR ENDED OPTION VALUES

Executive Officer	Shares Acquired on Exercise	Value of Shares after Exercise on Exercise Date	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised in the Money Options at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Sheldon B. Nelson,	570,000	$1,658,700[1]	175,000	500,000	$107,250	$0
Chief Executive Officer

Tom Tracey,	-0-	-0-	41,667	458,333	$0	$0
President/COO

Patrick Cunningham,	40,000	$116,800[2]	220,833	104,167	$258,918	$6,834
VP of Sales/Business Dev.

Bradley Holmstrom,	31,023	$62,976[3]	260,416	114,584	$304,791	$11,959
General Counsel

Michael Stanway,	30,000	$80,100[4]	145,000	50,000	$189,475	$89,375
VP of Product Engineering

Carmen Ragusa, Jr.,	-0-	-0-	58,344	141,666	$0	$0
VP of Finance and Admin.

1.	Value of exercised options at $3.24/share on day of exercise, less exercise price of $0.33/share.
2.	Value of exercised options at $3.25/share on day of exercise, less exercise price of $0.33/share.
3.	Value of exercised options at $2.36/share on day of exercise, less exercise price of $0.33/share.
4.	Value of exercised options at $3.00/share on day of exercise, less exercise price of $0.33/share.

Employment, Severance And Change-In-Control Arrangements

Sheldon Nelson. The Company has a Management Employment Agreement with Mr. Nelson with a current annual salary of $250,000 terminable by the Company upon four (4) weeks notice and a termination payment equal to twenty-four (24) months salary. Upon a change in control, either party may terminate the Agreement with the Company paying a termination payment equal to thirty-six (36) months salary.

Tom Tracey. The Company has a Management Employment Agreement with Mr. Tracey with a current annual salary of $225,000 terminable by the Company upon four (4) weeks notice and a termination payment equal to eighteen (18) months salary. Upon a change in control, Mr. Tracey can elect to terminate the Agreement with the Company paying a termination payment equal to twelve (12) months salary.

Patrick Cunningham. The Company has a Management Employment Agreement with Mr. Cunningham with a current annual salary of $180,000 terminable by the Company upon four (4) weeks notice and a termination payment equal to twelve (12) months salary. Upon a change in control, either party may terminate the Agreement with the Company paying a termination payment equal to twenty four (24) months salary.

Brad Holmstrom. The Company has a Management Employment Agreement with Mr. Holmstrom with a current annual salary of $160,000 terminable by the Company upon four (4) weeks notice and a termination payment equal to four (4) months salary. Upon a change in control, either party may terminate the Agreement with the Company paying a termination payment equal to twelve (12) months salary.

Michael Stanway. The Company has a Management Employment Agreement with Mr. Stanway with a current annual salary of $110,000 terminable by the Company upon four (4) weeks notice and a termination payment equal to three (3) months salary.

Certain Relationships And Related Transactions

On November 1, 2005, Director Steve Cox entered into a Consulting Agreement with the Company to provide Business Development services for a period of six months at a base rate of $5,000 per month. Should these business development initiatives result in a strategic funding, Mr. Cox shall receive an “investment fee” equal to 2% of the first $5 million and 1% of any amount in excess of $5 million. This Agreement may be terminated upon two weeks notice by either party.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file with the SEC initial reports of beneficial ownership (“Forms 3”) and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company (“Forms 4”). To the Company’s knowledge, no one beneficially owns more than 10% of the Common Stock. Directors, executive officers and greater than 10% shareholders of the Company are required by SEC rules to furnish to the Company copies of all Section 16(a) reports that they file. The Company files Section 16(a) reports on behalf of its directors and executive officers to report their initial and subsequent changes in beneficial ownership of Common Stock. To the Company’s knowledge, based solely on a review of the reports filed on behalf of its directors and executive officers by the Company and written representations from such persons that no other reports were required, all Section 16(a) filing requirements applicable to its directors and executive officers were complied with for fiscal 2005, except that Forms 5 for all officers were not timely reported.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected JH Cohn LLP as independent public accountants for the Company for the fiscal year ending September 30, 2006. JH Cohn is one of the 25 largest accounting firms in the United States with a professional staff of over 400. JH Cohn's main office is based in the New Jersey area. Although not required to be voted upon by the stockholders, the Board of Directors deems it appropriate for the selection to be submitted for ratification by the stockholders. If the stockholders do not ratify the selection of JH Cohn LLP, the selection of other independent public accountants will be considered by the Board of Directors, although the Board of Directors would not be required to select different independent public accountants for the Company. The Board of Directors retains the power to select another firm as independent public accountants for the Company to replace a firm whose selection was ratified by the stockholders in the event the Board of Directors determines that the best interest of the Company warrants a change of its independent public accountants. A representative of JH Cohn LLP will be available at the Annual Meeting to respond to appropriate questions from stockholders.

JH Cohn LLP has served as the Company's Principal Accountant since January 1, 2002. Their fees billed to the Company for the past two fiscal years are set forth below:

	Fiscal year ended September 30, 2005	Fiscal year ended September 30, 2004
Audit Fees	$148,417	$117,057
Audit Related Fees	—	—
Tax Fees	$23,612	$38,277
All Other Fees	$--	$--

As of September 30, 2005, the Company's Audit Committee did not have a pre-approval policy for the fees of the principal accountant. It is in the process of adopting such a policy.

Ratification of the selection of JH Cohn LLP requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote at the Annual Meeting. Abstention and broker non-votes will be counted for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

THE BOARD OF DIRECTORS HAS APPROVED THE APPOINTMENT OF JH COHN LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR FISCAL YEAR 2006 AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE APPOINTMENT.

PROPOSAL 3:
APPROVAL TO EXTEND THE TERM OF THE
2001 EMPLOYEE STOCK PURCHASE PLAN FOR AN ADDITIONAL FIVE YEARS

The Company’s 2001 Employee Stock Purchase Plan, by its own design, terminates on October 23, 2006, which is five years after its adoption. The Board of Directors would like the 2001 Employee Stock Purchase Plan to be amended so that it does not terminate and continues for an additional five years. No other amendments are being proposed. The following discussion is qualified by the terms and provisions of the Company's 2001 Employee Stock Purchase Plan (the "Purchase Plan"). A copy of the Purchase Plan is attached to this Proxy Statement as Appendix A.

Background.     The Board of Directors adopted the Purchase Plan, which was designed to qualify as an Employee Stock Purchase Plan under section 423 of the U.S. Internal Revenue Code. In order to qualify, a plan must be approved by the stockholders within one year following its adoption by the Board of Directors. The Purchase Plan was adopted by the Board on October 23, 2001 and was approved by the stockholders on May 9, 2002. From its adoption on October 23, 2001 through March 2006, a majority of employees and management have contributed to the Purchase Plan through payroll deduction and cumulatively, 932,736 shares have been issued under the Purchase Plan.

Purpose.     The Purchase Plan is an effective means of securing to the Company and its stockholders the advantages inherent in stock ownership by eligible officers, executives and employees whose judgment, initiative and efforts are important to the Company for the successful conduct of its business.

Administration.     The Purchase Plan is administered by the Board of Directors or the Compensation Committee consisting of Board members appointed by the Board of Directors. Members of the Compensation Committee serve at the discretion of the Board of Directors and the Board of Directors may increase the size of the committee, appoint additional members, and remove members, with or without cause.

Eligibility.     All Company employees are eligible to participate if they meet the following criteria: (i) their customary employment is greater than 20 hours per week, (ii) they are employed for at least six consecutive months, and (iii) they do not own five percent or more of any class of Company stock. These employees can participate in the Purchase Plan and invest in Company common stock from one percent to fifty percent of their net pay, through payroll deduction. In addition, participating employees can invest from one percent to one hundred percent of any Company bonus in Company common stock. Employees are limited to a maximum investment per calendar year of $25,000.

Implementation.     The Purchase Plan was implemented through overlapping or consecutive offering periods not to exceed 27 months. In these offering periods are purchase periods of three months each, with the exception of the first purchase period which was from October 23, 2001 through December 31, 2001. The maximum number of shares of Company common stock reserved under the Plan is 2,800,000 shares. The purchase price per share under the Purchase Plan is equal to 85% of the fair market value of a share of Company common stock at the beginning of the purchase period or on the exercise date (the last day in a purchase period), whichever is lower. Funds derived from the employee purchase of Company common stock can be used for general corporate purposes.

Termination/Amendment of Plan.     The Purchase Plan terminates five years after it was adopted by the Board of Directors or (i) upon the maximum number of shares being issued, or (ii) sooner terminated per the discretion of the Board of Directors. The Board may also amend the Purchase Plan without stockholder approval, except that stockholder approval is required for amendments that (a) increase the number of shares of Common Stock that may be issued under the Purchase Plan, (b) materially change the eligibility criteria for participation in the Purchase Plan, (c) make any change to the Purchase Plan that would cause the Purchase Plan to lose its qualification as such under Section 423 of the Internal Revenue Code, or (d) make any other change to the Purchase Plan which requires shareholder approval under applicable laws.

U.S. Federal Income Tax Consequences.     The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

Deferral of Tax Consequences Until Sale of Shares.     Participating employees do not recognize income for federal income tax purposes either upon enrollment in the Purchase Plan or upon the purchase of shares. All tax consequences are deferred until a participating employee sells the shares, disposes of the shares by gift, or dies. Payroll deductions, however, remain fully taxable as ordinary income at the time the deduction is taken, and there is no deferral of the ordinary income tax assessed on these amounts.

If shares are held for one year or more after the purchase date and two years or more from the offering date, or if the participant dies while owning the shares, the participant realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of (a) 15% of the fair market value of the shares on the offering date; or (b) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death, exceeds the purchase price). All additional gain upon the sale of shares is treated as capital gain taxed at a rate that depends on the amount of time the shares are held by the participant. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income, and the participant has a capital loss for the difference between the sale price and the purchase price.

Disqualifying Dispositions.     A "disqualifying disposition" occurs if shares are sold or are otherwise disposed of, including by way of gift (but not death, bequest or inheritance) within either the one year or the two year holding periods described above. A participant realizes ordinary income at the time of the disqualifying disposition in the amount that the fair market value of the shares at the date of purchase was greater than the purchase price. This amount will constitute ordinary income (not currently subject to withholding) in the year of the disqualifying disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of a sale and the fair market value of the shares at the date of purchase is a capital gain or loss. Ordinary income recognized by a participant upon a disqualifying disposition constitutes taxable compensation, which will be reported on the participant's W-2 form. The ordinary income should not constitute "wages" subject to withholding by the Company.

Tax Treatment of the Company.     The Company is entitled to a deduction in connection with the disposition of shares acquired under the Purchase Plan only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the shares. The Company will treat any transfer of record ownership of shares, including a transfer to a broker or nominee or into "street name," as a disposition unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, participants will be required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Purchase Plan.

Purchase Plan is to Expire on October 23, 2006.     The Purchase Plan terminates five years after its adoption by the Board of Directors. Therefore the Purchase Plan is set to expire on October 23, 2006. The Company believes that the Purchase Plan is important in attracting and retaining employees in a competitive labor market, which is essential to the Company's long term growth and success, and that the Purchase Plan gives employees an opportunity to have an ownership interest in the Company which will foster a greater dedication of the employees in achieving such long term growth and success. Having the Purchase Plan available for an additional five year term is essential in the Company's efforts to attract and retain dedicated employees. The additional five year expiration term is the only amendment to the Purchase Plan. No additional amendments are being requested.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL TO EXTEND
THE TERM OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN FOR AN ADDITIONAL FIVE YEARS.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the Securities and Exchange Commission, stockholder proposals intended for inclusion in next year's Proxy Statement must be directed to the Corporate Secretary at MDU Communications International, Inc., 60-D Commerce Way, Totowa, New Jersey 07512 and must be received by November 1, 2006. Any stockholder proposal for next year's annual meeting submitted after November 1, 2006 will not be considered filed on a timely basis. For proposals that are not timely filed, we retain discretion to vote proxies we receive. For proposals that are timely filed, we retain discretion to vote proxies we receive, provided that (i) we include in our Proxy Statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a Proxy Statement.

OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the Annual General Meeting. If any other business requiring a vote of the stockholders should come before the meeting, the persons named in the enclosed form of proxy will vote or refrain from voting in accordance with their best judgment.

By Order of the Board of Directors,
Bradley D. Holmstrom Corporate Secretary

Totowa, New Jersey
May 5, 2006

Appendix A

MDU COMMUNICATIONS INTERNATIONAL, INC.

2001 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2001 Employee Stock Purchase Plan of MDU Communications International, Inc. (the “Company”).

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

(b) “Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means a change in ownership or control of the Company effected through the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Common Stock” means the common stock of the Company.

(g) “Company” means MDU Communications International, Inc., a Delaware corporation.

(h) “Compensation” means an Employee's base salary, overtime, bonus and annual award and other incentive payments from the Company or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. Compensation does not include reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee's behalf by the Company or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

(i) “Corporate Transaction” means any of the following transactions:

(1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(2) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with complete liquidation or dissolution of the Company;

(3) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(4) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

(j) “Designated Parents or Subsidiaries” means the Parents or Subsidiaries which have been designated by the Administrator from time to time as eligible to participate in the Plan.

(k) “Effective Date” means the 23rd day of October, 2001. However, should any Designated Parent or Subsidiary become a participating company in the Plan after such date, then such entity shall designate a separate Effective Date with respect to its employee-participants.

(l) “Employee” means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual's employer. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave, for purposes of determining eligibility to participate in the Plan.

(m) “Enrollment Date” means the first day of each Offer Period.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Exercise Date” means the last day of each Purchase Period.

(p) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(1) where there exists a public market for the Common Stock, the Fair Market Value shall be (i) the closing price for a Share on the date of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the NASDAQ National Market, whichever is applicable or (ii) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Over the Counter Bulleting Board on the date of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in such source as the Administrator deems reliable; or

(2) in the absence of an established market of the type described in (1), above, for the Common Stock, and subject to (3), below, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(q) “Offer Period” means an Offer Period established pursuant to Section 4 hereof.

(r) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(s) “Participant” means an Employee of the Company or Designated Parent or Subsidiary who is actively participating in the Plan.

(t) “Plan” means this 2001 Employee Stock Purchase Plan.

(u) “Purchase Period” means a period of three months, commencing on January 1, April 1, July 1 and October 1 of each year and terminating on the next following March 31, June 30, September 30 and December 31, respectively; provided, however, that the first Purchase Period shall commence on the Effective Date and shall end on December 31, 2001.

(v) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock at the beginning of the Purchase Period or on the Exercise Date, whichever is lower.

(w) “Reserves” means the sum of the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(x) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Eligibility.

(a) General. Any individual who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan for the Offer Period commencing with such Enrollment Date.

(b) Limitations on Grant and Accrual. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) which permits the Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

(c) Other Limits on Eligibility. Notwithstanding Subsection (a), above, the following Employees shall not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is 20 hours or less per week; (ii) Employees whose customary employment is for not more than 5 months in any calendar year; (iii) Employees who have been employed for fewer than six consecutive calendar months; and (iv) Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the Plan.

4. Offer Periods.

(a) The Plan shall be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section 19 hereof. The maximum duration of an Offer Period shall be twenty-seven (27) months. Initially, the Plan shall be implemented through overlapping Offer Periods of twenty-four (24) months' duration commencing January 1, 2002 (except that the initial Offer Period shall commence on the Effective Date and shall end on December 31, 2001.

(b) A Participant shall be granted a separate option for each Offer Period in which he or she participates. The option shall be granted on the Enrollment Date and shall be automatically exercised in successive installments on the Exercise Dates ending within the Offer Period.

(c) Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

5. Participation.

(a) All Employees eligible to participate in the Plan as of the first Enrollment Date of the Plan shall be eligible to make payroll deductions or a direct payment (up to $5,000) for shares of the Common Stock on the Exercise Date of the first Purchase Period of the initial Offer Period in an amount up to the aggregate Purchase Price for such number of shares of the Common Stock as equals fifty percent (50%) of the Participant’s annual salary and one hundred percent (100%) of all bonus and other Compensation that he or she receives during calendar year 2001. Participants shall complete and sign the Subscription Agreement in the form of Exhibit A to this Plan, indicating the amount of payroll deduction and/or direct payment.

(b) After the initial Offer Period, an eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan (or such other form (including electronic forms) as determined by the Administrator from time to time) and filing it with the designated payroll office of the Company at least three (3) business days prior to the Enrollment Date for the Offer Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Administrator for all eligible Employees with respect to a given Offer Period. No direct payment for shares shall be permitted after the initial Offer Period.

(c) For Offer Periods other than the initial Offer Period, payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Enrollment Date and shall end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

6. Payroll Deductions.

(a) At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding fifty percent (50%) of the Participant’s salary and between one percent (1%) and not exceeding one hundred percent (100%) of all bonuses and other Compensation which the Participant receives during the Offer Period.

(b) All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(c) A Participant may discontinue participation in the Plan as provided in Section 10, or may increase or decrease the rate of payroll deductions during the Offer Period by completing and filing with the Company a change of status notice in the form of Exhibit B to this Plan (or such other form (including electronic forms) as determined by the Administrator from time to time) authorizing an increase or decrease in the payroll deduction rate. Any increase or decrease in the rate of a Participant's payroll deductions shall be effective with the first full payroll period commencing three (3) business days after the Company's receipt of the change of status notice unless the Company elects to process a given change in participation more quickly. A Participant's subscription agreement (as modified by any change of status notice) shall remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Administrator shall be authorized to limit the number of payroll deduction rate changes during any Offer Period.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant's payroll deductions shall be decreased to 0%. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement, as amended, at the time when permitted under Section 423(b)(8) of the Code and Section 3(b) herein, unless such participation is sooner terminated by the Participant as provided in Section 10.

7. Grant of Option. On the Enrollment Date, each Participant shall be granted an option to purchase (at the applicable Purchase Price) such number of shares of the Common Stock in an amount of aggregate Purchase Price as equals up to fifty percent (50%) of the Participant’s salary and one hundred percent (100%) of bonus and other Compensation for the period, subject to adjustment as provided in Section 18 hereof; provided that such option shall be subject to the limitations set forth in Sections 3(b), 6 and 12 hereof, subject to adjustment as provided in Section 18 hereof. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option, to the extent not exercised, shall expire on the last day of the Offer Period.

8. Exercise of Option. The Participant's option for the purchase of shares will be exercised automatically on each Exercise Date, by applying the accumulated payroll deductions in the Participant's account to purchase the number of full shares subject to the option by dividing such Participant's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price, provided, however, that if a Participant is eligible to purchase any shares on the first Exercise Date of the initial Offer Period by direct payment, the Participant's option for the purchase of shares will be exercised to the extent possible by applying the direct payment amount made by the Participant to purchase the number of full shares subject to the option by dividing such direct payment amount by the applicable Purchase Price and, provided, further, in no event may the accumulated payroll deductions and direct payment amounts applied to the purchase of shares on the first Exercise Date of the initial Offer Period exceed the amount specified in Section 5(a). No fractional shares will be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be carried over to the next Purchase Period or Offer Period, whichever applies, or returned to the Participant, if the Participant withdraws from the Plan. Any direct payment amounts which are not sufficient to purchase a full share shall be returned to the Participant. Notwithstanding the foregoing, any amount remaining in a Participant's account or any excess direct payment amount following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code or Section 7, above, shall be returned to the Participant and shall not be carried over to the next Offer Period or Purchase Period. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by the Participant.

9. Delivery. Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as promptly as practicable, of a certificate representing the shares purchased upon exercise of the Participant's option.

10. Withdrawal; Termination of Employment.

(a) A Participant may not withdraw the payroll deductions credited to the Participant's account and not yet used to exercise the Participant's option under the Plan. A participant may at any time terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant's option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan (or such other form (including electronic forms) as determined by the Administrator from time to time). Upon termination, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant's payroll deductions credited to the Participant's account will be applied to the exercise of the Participant's option on the next Exercise Date, and after such Exercise Date, such Participant's option for the Offer Period will be automatically terminated. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant delivers to the Company a new subscription agreement.

(b) Upon termination of a Participant's employment relationship (as described in Section 2(k)), the payroll deductions credited to such Participant's account during the Offer Period but not yet used to exercise the option will be applied to the purchase of Common Stock on the next Exercise Date. In such a case, no further payroll deductions will be credited to the Participant's account following the Participant's termination of employment and the Participant's option under the Plan will be automatically terminated after the purchase of Common Stock on the next scheduled Exercise Date.

11. Interest. No interest shall accrue on the payroll deductions credited to a Participant's account under the Plan.

12. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be two million (2,000,000) shares. If the Administrator determines that on a given Exercise Date the number of shares with respect to which options are to be exercised may exceed (x) the number of shares then available for sale under the Plan or (y) the number of shares available for sale under the Plan on the Enrollment Date(s) of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator may make a pro rata allocation of the shares remaining available for purchase on such Enrollment Dates or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine to be equitable, and shall either continue all Offer Periods then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 19, below.

(b) A Participant will have no interest or voting right in shares covered by the Participant's option until such shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

13. Administration. The Plan shall be administered by the Administrator which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons.

14. Designation of Beneficiary.

(a) Each Participant shall file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant (and the Participant's spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator shall deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined in accordance with Section 27.

15. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. The funds allocated to a Participant’s account shall remain the property of the Participant but may be commingled with the general funds of the Company.

17. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period or Purchase Period, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price.

(b) Corporate Transactions. In the event of a proposed Corporate Transaction, each option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption, to shorten the Offer Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10. For purposes of this Subsection, an option granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the option is replaced with a comparable option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of option comparability shall be made by the Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.

19. Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that the Plan or any one or more Offer Periods may be terminated by the Administrator on any Exercise Date or by the Administrator establishing a new Exercise Date with respect to any Offer Period and/or any Purchase Period then in progress if the Administrator determines that the termination of the Plan or such one ore more Offer Periods is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, determine whether future Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan.

20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws.

22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of five (5) years unless sooner terminated under Section 19.

23. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

24. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer's right to terminate, or otherwise modify, an employee's employment at any time.

25. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

26. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

27. Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, except to the extent the internal laws of the State of Delaware are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

28. Dispute Resolution. The provisions of this Section 28 (and as restated in the Subscription Agreement) shall be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and the Participant, or their respective successors (the “parties”), shall attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party's position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for the District of New Jersey (or should such court lack jurisdiction to hear such action, suit or proceeding, in a New Jersey state court in Passaic County) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 28 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

29. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of share of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Exhibit A

MDU Communications International, Inc. - 2001 Employee Stock Purchase Plan
SUBSCRIPTION AGREEMENT

1.	Personal Information.
______________________________________________________________________________________________________
Legal Name (Please Print)         Daytime Telephone         Home Telephone ______________________________________________________________________________________________________
Street Address
______________________________________________________________________________________________________
City, State, Country, Zip/Postal
______________________________________________________________________________________________________
Social Security No.

2.
Eligibility. Any Employee whose customary employment is more than 20 hours per week and more than 5 months per calendar year, who has been an Employee for more than 6 consecutive calendar months and who does not hold (directly or indirectly) five percent (5%) or more of the combined voting power of the Company, a parent or a subsidiary, whether in stock or options to acquire stock is eligible to participate in the MDU Communications International, Inc. 2001 Employee Stock Purchase Plan (the "ESPP"); provided, however, that Employees who are subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the ESPP are not eligible to participate.

3.	Definitions. Each capitalized term in this Subscription Agreement shall have the meaning set forth in the ESPP.

4.
Subscription. I hereby elect to participate in the ESPP and subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the ESPP. I have received a complete copy of the ESPP and a prospectus describing the ESPP and understand that my participation in the ESPP is in all respects subject to the terms of the ESPP. The effectiveness of this Subscription Agreement is dependent on my eligibility to participate in the ESPP.

5.	Payroll Deduction Authorization.
(a) I hereby authorize payroll deductions from my Compensation during the Offer Period in the percentage specified below (payroll reductions may not exceed 50% of salary and 100% of bonus and other Compensation, subject to the overall limitation of no more than $25,000 per calendar year):

Percentage of Salary to be Deducted:	_____%
Percentage of Bonus and other Compensation:	_____%

(b) Direct Payment. As to the Initial Period only, I endorse payment in the following amount, which shall not exceed 50% of salary and 100% of bonus and other Compensation in calendar year 2001 (no more than $25,000) :

Direct Payment Amount:	$______________

6.
ESPP Accounts and Purchase Price. I understand that all payroll deductions will be credited to my account under the ESPP. No additional payments may be made to my account. No interest will be credited on funds held in the account at any time including any refund of the account caused by withdrawal from the ESPP. All payroll deductions shall be accumulated for the purchase of Company Common Stock at the applicable Purchase Price determined in accordance with the ESPP.

7.
Withdrawal and Changes in Payroll Deduction. I understand that I may discontinue my participation in the ESPP at any time prior to an Exercise Date as provided in Section 10 of the ESPP, any accumulated payroll deductions will be applied automatically to purchase Company Common Stock. I may increase or decrease the rate of my payroll deductions in whole percentage increments to not less than one percent (1%) on one occasion during any Purchase Period by completing and timely filing a Change of Status Notice. Any increase or decrease will be effective for the full payroll period occurring after three (3) business days from the Company's receipt of the Change of Status Notice.

8.	Perpetual Subscription. I understand that this Subscription Agreement shall remain in effect for successive Offer Periods until I withdraw from participation in the ESPP, or termination of the ESPP.

9.
Taxes. I have reviewed the ESPP prospectus discussion of the federal tax consequences of participation in the ESPP and consulted with tax consultants as I deemed advisable prior to my participation in the ESPP. I hereby agree to notify the Company in writing within fifteen (15) days of any disposition (transfer or sale) of any shares purchased under the ESPP if such disposition occurs within two (2) years of the Enrollment Date (the first day of the Offer Period during which the shares were purchased) or within one (1) year of the Exercise Date (the date I purchased such shares), and I will make adequate provision to the Company for foreign, federal, state or other tax withholding obligations, if any, which arise upon the disposition of the shares. In addition, the Company may withhold from my Compensation any amount necessary to meet applicable tax withholding obligations incident to my participation in the ESPP, including any withholding necessary to make available to the Company any tax deductions or benefits contingent on such withholding.

10.
Dispute Resolution. The provisions of this Section 10 and Section 28 of the ESPP shall be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and I, or our respective successors (the "parties"), shall attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party's position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the Company and I agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for the District of New Jersey (or should such court lack jurisdiction to hear such action, suit or proceeding, in a New Jersey state court in Passaic County) and that we shall submit to the jurisdiction of such court. The Company and I irrevocably waive, to the fullest extent permitted by law, any objection we may have to the laying of venue for any such suit, action or proceeding brought in such court. THE COMPANY AND I ALSO EXPRESSLY WAIVE ANY RIGHT WE HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 10 or Section 28 of the ESPP shall for any reason be held invalid or unenforceable, it is the specific intent of the Company and I that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

11.	Designation of Beneficiary. In the event of my death, I hereby designate the following person or trust as my beneficiary to receive all payments and shares due to me under the ESPP:

☐ I am single	☐ I am married

Beneficiary (please print): __________________________________________________________________________________

Relationship to Beneficiary (if any): ___________________________________________________________________________

Street Address of Beneficiary: _______________________________________________________________________________
City, State, Country, Zip/Postal: ______________________________________________________________________________

Social Security Number of Beneficiary: _________________________________________________________________________

12.
Termination of ESPP. I understand that the Company has the right, exercisable in its sole discretion, to amend or terminate the ESPP at any time, and a termination may be effective as early as an Exercise Date, including the establishment of an alternative date for an Exercise Date within each outstanding Offer Period.

Date: ___________________________________	Employee Signature: ___________________________________

Spouse’s signature (if new beneficiary is other than spouse):

___________________________________________________

Exhibit B

MDU Communications International, Inc. - 2001 Employee Stock Purchase Plan
CHANGE OF STATUS NOTICE

______________________________________________________________________________________________________
Participant Name (Please Print)
______________________________________________________________________________________________________
Social Security Number

☐	Withdrawal and Purchase of Common Stock:

I hereby withdraw from the MDU Communications International, Inc. 2001 Employee Stock Purchase Plan (the "ESPP") and agree that my option and payroll deduction under the applicable Offer Period will be automatically terminated and all accumulated payroll deductions credited to my account will be applied to the purchase of Common Stock. No further payroll deductions will be made for the purchase of shares in the applicable Offer Period and I shall be eligible to participate in a future Offer Period only by timely delivery to the Company of a new Subscription Agreement.

☐	Change in Payroll Deduction:

I hereby elect to change my rate of payroll deduction under the ESPP as follows:

Percentage of Salary to be Deducted:	____%
Percentage of Bonus and other Compensation to be Deducted:	____%

An increase or a decrease in payroll deduction will be effective for the first full payroll period commencing no fewer than three (3) business days following the Company's receipt of this notice, unless this change is processed more quickly.

☐ Change of Beneficiary:	☐ I am single	☐ I am married

This change of beneficiary shall terminate my previous beneficiary designation under the ESPP. In the event of my death, I hereby designate the following person or trust as my beneficiary to receive all payments and shares due to me under the ESPP:

New Beneficiary (please print)________________________________________________________________________
Relationship to Beneficiary (if any)_____________________________________________________________________
Street Address of Beneficiary_________________________________________________________________________
City, State,Country,Zip/Postal________________________________________________________________________
Social Security Number of Beneficiary__________________________________________________________________

Date: ___________________________________	Employee Signature: ___________________________________

Spouse’s signature (if new beneficiary is other than spouse):

___________________________________________________